REGULATION S-K SCHEDULE TO
FORM OF SALARY CONTINUATION AGREEMENT

The following Form of Salary Continuation Agreement has been used by the Company to enter into individual agreements with each of the following employees:

1.               Daniel T. Hendrix, President and Chief Executive Officer.
2.               Raymond S. Willoch, Senior Vice President-Administration, General Counsel and Secretary.
3.               John R. Wells, Senior Vice President (and a subsidiary President).

SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of January, 2008, by and between Interface, Inc., a Georgia corporation (the “Company”), and _______________, a resident of _________________ (“Employee”).

W I T N E S S E T H:

WHEREAS, Employee is currently employed by the Company in the capacity of ______________________________;

WHEREAS, Employee has performed his duties in a capable and efficient manner;

WHEREAS, the experience of Employee is such that assurance of his continued service to the Company is considered essential to its future growth and profits, and the Company desires to retain the valuable services and business counsel of Employee and to induce Employee to remain in his managerial and supervisory capacity with the Company;

WHEREAS, the Company further wishes to retain Employee so as to prevent a substantial financial loss which the Company would incur if Employee left the employment of the Company and entered the employment of a competitor;

WHEREAS, Employee is willing to continue in the employ of the Company, provided the Company will agree to provide to Employee and his beneficiaries an additional benefit in the form of certain payments in the event of Employee’s retirement, disability or death;

WHEREAS, Employee is considered a highly compensated employee or member of a select management group of the Company;

WHEREAS, the Company and Employee entered into a salary continuation agreement effective as of ________________, which was previously amended and restated several times, most recently pursuant to an agreement dated October 1, 2002 (the “Prior Agreement”);

WHEREAS, the Compensation Committee of the Company’s Board of Directors approved, on October 24, 2007, certain changes to the Prior Agreement (to be effective January 1, 2008), including changes to bring the Prior Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), and the Company and Employee now desire to amend and restate the Prior Agreement in certain respects; and

WHEREAS, this Agreement, which continues, amends and restates the Prior Agreement in its entirety and was approved by the Compensation Committee on December 13, 2007, shall be deemed effective as of January 1, 2008;

NOW, THEREFORE, in consideration of the respective covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms, when used with an initial capital letter, shall have the meanings ascribed to them below:

(a)            Annual Compensation means salary and cash bonus paid by the Company to Employee for a particular calendar year, and excludes compensation from stock options, restricted stock and any other benefit or compensation program.  (For purposes of clarity, and based on the method in which the Company currently operates its annual bonus program, the cash bonus applicable to a particular calendar year is the aggregate of the bonus paid typically on a quarterly basis during the year and within the first calendar quarter of the following year).

(b)            Authorized Leave of Absence means any period not to exceed one year during which the Company, in its sole discretion, permits Employee to be away from work and which the Company designates as an “authorized leave of absence.”

(c)            Beneficiary means the person or persons (which may be Employee’s estate) designated (or deemed designated) by Employee in accordance with the terms of Section 6(a) hereof to receive any death benefit payable under this Agreement upon Employee’s death.

(d)            Cause means the reason for termination of Employee's employment is (i) Employee's fraud, dishonesty, gross negligence or willful misconduct with respect to business affairs of the Company, (ii) Employee's refusal or repeated failure to follow the established lawful policies of the Company applicable to persons occupying the same or similar positions, or (iii) Employee's conviction of a felony or other crime involving moral turpitude; provided, however, that following a Change in Control, “Cause” means the reason for termination of Employee’s employment is (x) an act that constitutes, on the part of Employee, fraud, dishonesty, gross negligence or willful misconduct and which directly results in injury to the Company, or (y) Employee’s conviction of a felony or other crime involving moral turpitude.

(e)            Change in Control means, and a “Change in Control” shall be deemed to occur on the earliest of (and upon any subsequent occurrence of), the following:

    (i)            A change of ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, all within the meaning of Code Section 409A and guidance issued thereunder. As a general overview, Code Section 409A defines “change in control” as any of the following:

(A)            Change in the Ownership of the Company.  A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock then held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.  However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company.  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this clause (A).  This clause (A) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(B)            Change in the Effective Control of the Company. A change in the effective control of the Company will occur on either of the following dates:

(1)            The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or

(2)            The date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.

(C)            Change in the Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

    (ii)            The effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the voting stock of the surviving or resulting corporation, or (B) a plan of complete liquidation of the Company.

    (iii)            During such period as the holders of the Company’s Class B common stock are entitled to elect a majority of the Company’s Board of Directors, (A) the date the Permitted Holders (defined below) shall at any time fail to be the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of a majority of the issued and outstanding shares of the Company’s Class B common stock, or (B) the date of  the election to the Board of Directors of the Company, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board of Directors, or, if he is not then serving, of the incumbent Board of Directors of the Company, of the lesser of (1) four directors, or (2) directors constituting a majority of the number of directors of the Company then in office.

(f)            Claims Manager means the Chief Financial Officer of the Company or such other executive officer of the Company as may be designated by the Company’s Chief Executive Officer or Board of Directors to serve in such capacity (which designation shall be communicated to Employee by written notice). In the absence of a designated Claims Manager, the Board of Directors shall function as Claims Manager.

(g)            Code means the Internal Revenue Code of 1986, as amended.

(h)            Disability or Disabled means (i) with respect to the first 60 months of the period in which Employee claims he is unable to work, Employee's mental or physical condition that has lasted for at least six continuous months, that appears to be permanent or indefinite in nature and that prevents Employee from performing all of the substantial and material duties of his regular occupation; and (ii) with respect to the continuous, succeeding period (after such initial 60 months) in which Employee claims he is unable to work, Employee's mental or physical condition resulting from an injury or sickness that prevents Employee from performing all of the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience.

(i)            Earliest Retirement Date means the first date on which Employee both has attained age 55 (but is not yet age 65) and completed 15 Years of Employment.

(j)            Early Retirement Date means (i) the date, on or after Employee’s Earliest Retirement Date but before his Normal Retirement Date, on which Employee actually Separates from Service; or (ii) under certain circumstances where Employee’s actual employment has terminated prior to the Earliest Retirement Date but Employee is deemed to be continuously employed, the Earliest Retirement Date.

(k)            Early Retirement Payments means the early retirement salary continuation payments that will become payable to Employee if he retires on his Early Retirement Date, as described in Section 3 hereof.

(l)            Normal Retirement Date means the first date on which Employee both has attained age 65 and completed 15 Years of Employment.

(m)            Permitted Holders means Ray C. Anderson, Daniel T. Hendrix, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Lindsey K. Parnell, Carl I. Gable, and J. Smith Lanier, II; provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual’s immediate family, such individual’s estate, and any trusts created by such individual for the benefit of members of such individual’s immediate family.

(n)            Salary Continuation Payments means the salary continuation payments that will become payable to Employee if he Separates from Service on or after his Normal Retirement Date, as described in Section 2 hereof.

(o)            Separation from Service (and Separates from Service) means separation from service with the Company and its affiliated entities as defined in Code Section 409A and guidance issued thereunder.  As a general overview, under Code Section 409A, an employee separates from service if the employee dies, retires, or otherwise has a termination of employment determined in accordance with the following:

        (i)            Leaves of Absence. The employment relationship is treated as continuing intact while Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or, if longer, so long as Employee retains a right to reemployment with the Company under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that Employee will return to perform services for the Company. If the period of leave exceeds six months and Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period.

       (ii)            Status Change. Generally, if Employee performs services both as an employee and an independent contractor, Employee must separate from service both as an employee, and as an independent contractor pursuant to standards set forth in Treasury Regulations, to be treated as having a Separation from Service. However, if Employee provides services to the Company as an employee and as a member of the Board of Directors, the services provided as a director are not taken into account in determining whether Employee has a Separation from Service as an employee for purposes of this Agreement.

        (iii)            Termination of Employment. Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Company and Employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services Employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 49 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company if Employee has been providing services to the Company less than 36 months). Facts and circumstances to be considered in making this determination include, but are not limited to, whether Employee continues to be treated as an employee for other purposes (such as continuation of salary and participation in employee benefit programs), and whether similarly-situated service providers have been treated consistently. For periods during which Employee is on a paid bona fide leave of absence and has not otherwise terminated employment as described in clause (i) above, for purposes of this clause (iii) Employee is treated as providing bona fide services at a level equal to the level of services that Employee would have been required to perform to receive the compensation paid with respect to such leave of absence.  Periods during which Employee is on an unpaid bona fide leave of absence and has not otherwise terminated employment are disregarded for purposes of this clause (iii) (including for purposes of determining the applicable 36-month (or shorter) period).  The Company and Employee reasonably anticipate, as of the date of this Agreement, that the level of Employee’s post-employment services for the Company, if any, will be no more than 49% of the historical level of services (as described hereinabove) that Employee has provided (such that he will have a Section 409A Separation from Service as of the date of his termination of employment).  Notwithstanding the foregoing, the parties acknowledge that they should reassess the anticipated level of services as of the date of Employee’s termination of employment to confirm that it is sufficiently limited so that such termination date will be the date of Employee’s Section 409A Separation from Service.  While it is anticipated Employee’s Section 409A Separation from Service will occur on the date that his employment terminates, this Agreement is drafted to take into account the chance that it will not.

        (iv)            Service with Affiliates. For purposes of determining whether a Separation from Service has occurred under the above provisions, the “Company” shall include the Company and all entities that would be treated as a single employer with the Company under Code Section 414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

(p)            Schedule A means “Schedule A – Schedule of Benefit Amounts,” a copy of which is attached to this Agreement and incorporated herein by this reference.

(q)            Schedule B means “Schedule B – Beneficiary Designation Form,” a copy of which is attached hereto and incorporated herein by this reference.

(r)            Spouse means the spouse of Employee to whom Employee is married, pursuant to a religious or civil ceremony recognized by the laws of the State where the marriage was contracted, on the date such status is being determined.

(s)            Treasury Regulations means the applicable regulations promulgated by the Secretary of Treasury under Code Section 409A.

(t)            Voluntary Termination means a termination of employment that is voluntary on the part of Employee and, in the judgment of Employee, is due to (i) a reduction of Employee's responsibilities, title or status resulting from a formal change in such title or status, or from the assignment to Employee of any duties inconsistent with Employee's title, duties or responsibilities in effect within the year prior to the Change in Control; (ii) a reduction in Employee's compensation or benefits; or (iii) a Company-required involuntary relocation of Employee's place of residence or a significant increase in Employee's travel requirements.

(u)            Year of Employment means each 12-month period, beginning on ________________ (that is, the date Employee first became employed by the Company or one of its affiliates) and each anniversary thereof, during which Employee is, or has been or is deemed to be continuously employed by the Company or one of its affiliates. For purposes hereof, Employee shall be deemed to be employed by the Company during any Authorized Leave of Absence and any period of Disability. Furthermore, if Employee’s employment is terminated by the Company without Cause, or if a Voluntary Termination occurs within six months prior to, or within 24 months following, the date of a Change in Control, Employee shall be deemed for purposes of this Agreement as continuing to be actively employed by the Company until his Earliest Retirement Date, and his Years of Employment shall include such period after any such termination.

2.            Normal Retirement Benefit.

(a)            Salary Continuation Payments.  If Employee Separates from Service on or after his Normal Retirement Date, the Company shall make Salary Continuation Payments to Employee in the amount described under the heading entitled “Salary Continuation Payments” in Schedule A hereto.

(b)            Commencement.  Employee’s Salary Continuation Payments shall commence on the day after the six-month anniversary of Employee’s Separation from Service and such Salary Continuation Payments shall be made on the first day of each calendar month thereafter for and during the lifetime of Employee (provided, however, that specified payments may continue after Employee’s death pursuant to subsection (c) or (d) below).  The first such Salary Continuation Payment shall be equal to one Salary Continuation Payment multiplied by seven (i.e., to include a “catch-up” lump sum payment for the six-month delay in payments required by Code Section 409A).

(c)            Post-Retirement Death Benefit.  Unless Employee has elected a Joint and Survivor Annuity pursuant to subsection (d) below, in the event Employee should die after his Salary Continuation Payments have commenced, but before 120 payments have been made to or for his benefit, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee’s Beneficiary.  If Employee’s Beneficiary (in this instance, a named person or persons) dies before a total of 120 monthly payments have been made to Employee and such Beneficiary, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee’s estate.

(d)            Optional Forms of Salary Continuation Payments.  If Employee has a Spouse, he may waive the normal form of payment of Salary Continuation Payments described in Section 2(b) above and elect an optional form of payment in accordance with the following:

    (i)            Such waiver and election must be made by Employee at least six months prior to the date the Salary Continuation Payments are to commence to Employee (unless the Company establishes a shorter time period, which must be no less than at least one day prior to the date on which Employee’s Salary Continuation Payments are scheduled to commence).

    (ii)            Employee may elect from the following optional forms of payment: a monthly annuity for the life of Employee, with a survivor monthly income for the life of Employee’s Spouse in an amount equal to either 50% or 100% of the monthly annuity payable during the life of Employee (the “Joint and Survivor Annuity”).  If Employee elects the 50% Joint and Survivor Annuity, his Salary Continuation Payments (the monthly annuity) will be reduced to 92.5% of the amount otherwise payable (and his Spouse would receive, after Employee’s death, 46.25% of the amount otherwise payable); if he elects the 100% Joint and Survivor Annuity, his Salary Continuation Payments will be reduced to 83.33% of the amount otherwise payable (and his Spouse would continue to receive, after Employee’s death, 41.67% of the amount otherwise payable).  Notwithstanding the foregoing, if such early retirement reduction factors are determined not to be “actuarially equivalent” to the normal form of payment, within the meaning of Section 1.409A-2(b)(2)(ii) of the Treasury Regulations, then the Salary Continuation Payments (and derived Joint and Survivor Annuity) shall be in an amount calculated using either (A) the reduction factors specified above, or (B) reasonable actuarial methods and assumptions designed to ensure such Salary Continuation Payments are “actuarially equivalent” within the meaning of such regulation, whichever provides the larger monthly annuity benefit payable during the life of Employee.

        (iii)            If Employee elects the Joint and Survivor Annuity and he or his Spouse dies or they are divorced before the date Salary Continuation Payments are to commence, his election of the Joint and Survivor Annuity shall be revoked automatically. If Employee elects the Joint and Survivor Annuity and Salary Continuation Payments (the monthly annuity) commence to Employee, his Salary Continuation Payments thereafter shall not be changed by reason of the death of his Spouse during his own lifetime. If the person who was Employee’s Spouse at the date Salary Continuation Payments commence to Employee ceases to be his Spouse prior to his date of death, such person shall continue to be entitled to the survivor annuity provided for in clause (ii) above.

        (iv)            If Employee’s Spouse is receiving Joint and Survivor Annuity payments and the Spouse dies before a total of 120 monthly payments have been made to Employee and his Spouse, then the unpaid balance of such 120 monthly payments (in the monthly amount the Spouse was receiving) shall continue to be paid by the Company to Employee’s estate.

3.            Early Retirement Benefit.

(a)            General Eligibility for Benefit.  If either (i) on or after his Earliest Retirement Date, Employee Separates from Service for any reason, or (ii) before Employee’s Earliest Retirement Date, Employee Separates from Service as a result of Company’s termination of Employee’s employment without Cause (or as a result of a Voluntary Termination within six months prior to, or within 24 months following, the date of a Change in Control), the Company shall make Early Retirement Payments to Employee, in accordance with the terms of this Section 3.

(b)            Amount of Early Retirement Payments.  The amount of Employee’s Early Retirement Payments will be the respective percentage (set forth below opposite Employee’s age on his Early Retirement Date) of the Salary Continuation Payments that he would have otherwise received if he was retiring on his Normal Retirement Date, as follows:

Age on Early Retirement Date	Percentage of Salary Continuation Payment
55	60%
56	64%
57	68%
58	72%
59	76%
60	80%
61	84%
62	88%
63	92%
64	96%

(c)            Commencement.  Upon Separation from Service on or after his Earliest Retirement Date (per Section 3(a)(i) above), Employee’s Early Retirement Payments shall commence beginning on the day after the six-month anniversary of Employee’s Early Retirement Date and shall be made on the first day of each calendar month thereafter for and during the lifetime of Employee (provided, however, that specified payments may continue after Employee’s death pursuant to subsection (d) or (e) below).  The first Early Retirement Payment shall be equal to the amount of one Early Retirement Payment multiplied by seven (i.e., to include a “catch-up” lump sum payment for the six-month delay in payments required by Code Section 409A).  Upon a Separation from Service before Employee’s Earliest Retirement Date (under circumstances described in Section 3(a)(ii) above), Employee’s Early Retirement Payments shall commence beginning on the later of (x) Employee’s Earliest Retirement Date, or (y) the day after the six-month anniversary of Employee’s Separation from Service, and shall be made on the first day of each calendar month thereafter for and during the lifetime of Employee (provided, however, that specified payments may continue after Employee’s death pursuant to subsection (d) or (e) below).  The first such Early Retirement Payment will be equal to (A) one Early Retirement Payment multiplied by (B) one plus the number of months (if any) since Employee’s Earliest Retirement Date during which no Early Retirement Payment was made (i.e., to include a “catch-up” lump sum payment for any delay in payments required by Code Section 409A).

(d)            Post-Retirement Death Benefit.  Unless Employee has elected a Joint and Survivor Annuity pursuant to subsection (e) below, in the event Employee should die after his Early Retirement Payments have commenced, but before 120 payments have been made to or for his benefit, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee’s Beneficiary.  If Employee’s Beneficiary (in this instance, a named person or persons) dies before a total of 120 payments have been made to Employee and such Beneficiary, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee’s estate.

(e)            Optional Forms of Early Retirement Payments.  If Employee has a Spouse, he may waive the normal form of payment of Early Retirement Payments described in Section 3(c) above and elect an optional form of payment in accordance with the following:

        (i)            Such waiver and election must be made by Employee at least six months prior to the date Early Retirement Payments are to commence to Employee (unless the Company establishes a shorter time period, which must be no less than at least one day prior to the date on which Employee’s Early Retirement Payments are scheduled to commence).

        (ii)            Employee may elect from the following optional forms of payment: a monthly annuity for the life of Employee, with a survivor monthly income for the life of Employee’s Spouse in an amount equal to either a 50% or 100% Joint and Survivor Annuity.  If Employee elects the 50% Joint and Survivor Annuity, his Early Retirement Payments (the monthly annuity) will be reduced to 92.5% of the amount otherwise payable (and his Spouse would receive, after Employee’s death, 46.25% of the amount otherwise payable); if he elects the 100% Joint and Survivor Annuity, his Early Retirement Payments will be reduced to 83.33% of the amount otherwise payable (and his Spouse would continue to receive, after Employee’s death, 41.67% of the amount otherwise payable).  Notwithstanding the foregoing, if such early retirement reduction factors are determined not to be “actuarially equivalent” to the normal form of payment, within the meaning of Section 1.409A-2(b)(2)(ii) of the Treasury Regulations, then the Early Retirement Payments (and derived Joint and Survivor Annuity) shall be calculated in an amount using either (A) the reduction factors specified above, or (B) reasonable actuarial methods and assumptions designed to ensure such Early Retirement Payments are “actuarially equivalent” within the meaning of such regulation, whichever provides the larger monthly annuity benefit payable during the life of Employee.

  (iii)            If Employee elects the Joint and Survivor Annuity and he or his Spouse dies or they are divorced before the date the Early Retirement Payments are to commence, his election of the Joint and Survivor Annuity shall be revoked automatically. If Employee elects the Joint and Survivor Annuity and Early Retirement Payments (the monthly annuity) commence to Employee, his Early Retirement payments thereafter shall not be changed by reason of the death of his Spouse during his own lifetime. If the person who was Employee’s Spouse at the date Early Retirement Payments commence to Employee ceases to be his Spouse prior to his date of death, such person shall continue to be entitled to the survivor annuity provided for in clause (ii) above.

  (iv)            If Employee’s Spouse is receiving Joint and Survivor Annuity payments and the Spouse dies before a total of 120 monthly payments have been made to Employee and his Spouse, then the unpaid balance of such 120 monthly payments (in the monthly amount the Spouse was receiving) shall continue to be paid by the Company to Employee’s estate.

4.            Pre-Retirement Death Benefit.  If Employee dies (i) while actively employed by the Company, (ii) during a Disability, (iii) at any time after his termination by the Company without Cause, or after a Voluntary Termination which occurred within six months prior to, or within 24 months following, the date of a Change in Control, or (iv) after his Early Retirement Date but before Salary Continuation Payments or Early Retirement Payments have commenced (in accordance with Sections 2 and 3 above), then in lieu of the amounts payable under said Sections, the amount described under the heading entitled “Death Benefit” in Schedule A shall be paid monthly, commencing within 30 days after Employee’s death, in 120 payments over a 10-year period to Employee’s Beneficiary.  If Employee’s Beneficiary (in this instance, a named person or persons) dies before a total of 120 monthly payments have been made to such Beneficiary, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee’s estate.  Notwithstanding anything in this Agreement to the contrary, once Employee commences receiving Salary Continuation Payments or Early Retirement Payments pursuant to the terms of Section 2 or Section 3 hereof, no payments shall be due or payable under this Section 4, and the death benefit payable to Employee’s Beneficiary under this Agreement shall be solely as described in Section 2 or Section 3, as applicable.

5.            Disability Benefit.  If Employee becomes Disabled while actively employed by the Company or following his termination by the Company without Cause (or following a Voluntary Termination which occurred within six months prior to, or within 24 months following, the date of a Change in Control), the Company will provide disability benefits to Employee as provided herein.

(a)            Amount of Disability Benefits.  After the Disability has lasted six continuous months, the Company shall pay to Employee monthly payments, for a period of 60 months, in the amount described under the heading entitled “Monthly Disability Benefit” in Schedule A.  (If Employee’s Disability ends within such 60-month period, the Company’s obligation to make benefit payments under this Section 5 with respect to the just-ended episode of Disability shall cease immediately, whether or not Employee returns to work with the Company.)  If, after the expiration of such 60-month period of Disability during which such monthly payments are made, Employee’s Disability (as defined in Section 1(h)(ii) hereof) continues, the Company will continue the monthly disability payments until the occurrence of circumstances described under subsection (c) below.  Notwithstanding anything herein to the contrary, if Employee becomes eligible to begin receiving Early Retirement Benefits pursuant to Section 3 while Employee is receiving such monthly disability benefits, Employee’s monthly disability benefits shall be reduced by the amount of Employee’s Early Retirement Benefit.

(b)            Commencement.

(i)            To the extent that the monthly disability benefits are welfare benefits exempt from Code Section 409A (which is consistent with the Company’s interpretation of Section 1.409A-1(a)(5) of the Treasury Regulations), such monthly disability benefits shall commence beginning on the day after the six-month anniversary of the first day of Employee’s Disability.

(ii)            To the extent that the monthly disability benefits are not exempt from Code Section 409A, such monthly disability benefits shall commence beginning on the day after the six-month anniversary of Employee’s Separation from Service; provided, that the first such monthly payment shall include an additional amount equal to the aggregate amount of monthly disability benefits, if any, that would have been payable under clause (i) hereinabove (but for such amounts not being exempt from Code Section 409A).

(c)            Cessation of Disability Benefits.  Employee’s disability benefit pursuant to this Section 5 (with respect to each incidence of Disability) shall cease upon the earlier of (i) Employee’s attainment of age 65 or (ii) the cessation of Employee’s Disability.

6.            Other Provisions Relating to Benefits.

(a)            Beneficiary Designation.  For purposes of Section 4 above, Employee shall designate, and from time to time may redesignate, his Beneficiary by completing the Beneficiary Designation Form attached hereto as Schedule B, or by notifying the Company in such other form and manner as the Company may determine.  If, at the time of Employee’s death, (i) Employee has not designated a Beneficiary, (ii) all designated Beneficiaries shall have predeceased Employee, or (iii) the Beneficiary designated by Employee cannot be located by the Company within one year from the date benefits are to be paid to such person, then, in any of such events, the Beneficiary of such Employee with respect to any benefits and amounts that remain payable under this Agreement shall be Employee’s surviving Spouse, if there be one and she can be located within the one-year period, and if not, Employee’s estate.

(b)            Independence of Benefits. The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation payable by the Company to Employee, whether as salary, bonus, severance payments pursuant to the terms of an employment agreement, or otherwise.  This Agreement does not involve a reduction in salary or a foregoing of an increase in future salary by Employee, nor does it in any way affect or reduce the existing or future compensation or other benefits of Employee.

(c)            Special Provisions Relating to Change in Control.  Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control, the benefit payable to Employee under this Agreement (whether associated with or following a termination without Cause; a Voluntary Termination which occurred within six months prior to, or 24 months following, the date of the Change in Control; death; Disability; or retirement, including early retirement – as used herein, a “triggering event”) shall be based on the greater of (i) the average Annual Compensation paid by the Company for the four individual calendar years of Employee’s highest compensation during the last eight full calendar years preceding the date of the particular triggering event, or (ii) the average Annual Compensation paid by the Company for the four individual calendar years of Employee’s highest compensation during the last eight full calendar years preceding the date of the Change in Control.  The intent of this provision is to establish a minimum or “floor” benefit level for Employee as of the date of the Change in Control.  In addition, in the event Employee is terminated without Cause at any time following a Change in Control (or a Voluntary Termination occurs within six months prior to, or within 24 months following, the date of a Change in Control), the benefit otherwise payable to Employee (or his Beneficiary) pursuant to any triggering event shall be increased by a percentage equal to the aggregate percentage increases in the U.S. consumer price index - all cities - urban consumers, published by the U.S. Department of Labor (or if no longer published, such other index selected by the Company as a fair and reasonable substitute), between the date of such termination and the actual commencement of benefits.

7.            Conditions to Payment of Benefits.  The benefits payable under this Agreement to Employee or his Beneficiary shall be conditioned upon Employee complying with the following provisions of this Section 7. In the event Employee fails to comply with any such provision, only the future benefits (payable after the date of such non-compliance) shall be subject to risk of forfeiture for breach of this Agreement. Prior to terminating benefits for an actual or alleged violation of subsection (b) or (c) below, the Company must have first provided Employee with written notice of the violation and Employee shall have failed to cure or cease such violation within 30 days after his receipt of such notice.

(a)            Continuation of Employment.  Employee shall be continuously employed by the Company until Employee’s Earliest Retirement Date or his death, whichever first occurs. During any Authorized Leave of Absence, any period of Disability and any period following the Company’s termination of Employee’s employment without Cause (or a Voluntary Termination by Employee within six months prior to, or within 24 months following, the date of a Change in Control), Employee will still be considered to be in the continuous employment of the Company for purposes of this Agreement.

(b)            Consultation Services.  Employee shall render such reasonable business consulting and advisory services as the Board of Directors of the Company by written request may call upon him to provide, and as his health (in the opinion of Employee) may permit, from time to time during the period from his retirement (meaning, the date Employee begins to receive Salary Continuation Payments or Early Retirement Payments) to the earlier of the date of his death or Disability. In this regard, it is understood that (i) such consulting and advisory services shall in no event exceed 49 percent of the average level of bona fide services historically performed by Employee while employed, such that the provision of such post-employment services will not delay Employee’s Separation from Service under Code Section 409A; (ii) such consulting and advisory services shall not preclude, or be requested in a fashion that would inhibit, Employee from engaging in other full-time employment not competitive with the Company, nor shall they require Employee to be active in the Company’s day-to-day activities or require Employee to engage in any substantial travel; (iii) Employee shall perform such services as an independent contractor; and (iv) Employee shall be reimbursed for all ordinary and necessary business expenses incurred in performing such services.

(c)            Conflict of Interest.  During his employment with the Company, Employee shall not engage in any other business enterprise without the prior written consent of the Company. (The foregoing shall not be construed to preclude Employee from serving on the Board of Directors of any other company or entity not competitive with the Company or from performing services for civic, social, religious or charitable purposes.) After his retirement from the Company or after his Disability and while he is receiving benefits hereunder, he shall not, without the Company’s prior written consent, engage in any business activity which is in competition with the Company.

8.            Nature of Obligations.

(a)            Currently Unfunded.  Except as provided in subsection (b) below, or in any other agreement between the Company and Employee (or resolutions adopted by the Board of Directors or Compensation Committee of the Board), or by the terms of any plan sponsored by the Company, the Company shall not be obligated to fund its obligations under this Agreement, and such obligations are unsecured promises to pay the benefits provided for hereunder; provided, however, that even if not otherwise required to do so, the Company, in its sole discretion, may elect to fund its obligations under this Agreement in whole or in part.  To the extent the Company uses an irrevocable grantor trust (generally referred to as a “rabbi trust”), if the assets of such trust are not sufficient to make payments of all required benefits in accordance with the terms of this Agreement, the Company shall make the balance of each such payment as it is due.

(b)            Funding Upon a Change in Control. Notwithstanding anything to the contrary contained in this Agreement, immediately upon and coincident with a Change in Control, the Company shall contribute to a rabbi trust, for which an independent bank or financial institution serves as the trustee, an amount of cash equal to the current single sum present value of the Company’s obligation hereunder to Employee, assuming Employee were to remain actively employed until age 65. Such single sum present value amount shall be measured as of the date the Change in Control occurs and shall be determined by applying the mortality tables prescribed in Code Section 417(e) and an interest rate that is the lesser of (i) six percent or (ii) the interest rate used by the Pension Benefit Guaranty Corporation (or its successor organization) as of the first day of the calendar year in which the Change in Control occurs to value immediate annuities on termination of a Code Section 401(a) qualified defined benefit pension plan. The terms of such rabbi trust shall require the trustee thereof to make payments in accordance with the terms of this Agreement and shall prohibit the trustee from permitting a reversion to the Company of any trust assets until the Company’s obligations under this Agreement shall be satisfied in full. The terms of the trust also shall prohibit the investment in any equity interests of the Company with any cash (or investment earnings attributable thereto) contributed with respect to the obligations hereunder. Notwithstanding this mandatory funding of the rabbi trust, if the assets of the trust are insufficient or the trustee for any reason is unable or unwilling to make the payments required under this Agreement, the Company shall make such payments.

(c)            Investments.  It is understood that the Company may make investments so that it will have segregated assets to help pay its obligations hereunder, and, in this regard, Employee hereby agrees to submit to appropriate medical examinations, supply such information and execute such documents as the Company may reasonably require with respect to such investments. It is understood and agreed that Employee shall have no beneficial or other interest in any such investment, which, subject to Sections 8(a) and (b) above, shall remain a part of the Company’s general assets accessible to its creditors in the event of the Company’s insolvency. Accordingly, subject to Sections 8(a) and (b) above, the rights of Employee, Employee’s Beneficiary or any other person claiming through Employee under this Agreement shall be those of an unsecured general creditor of the Company; Employee, his Beneficiary or any other person claiming through Employee, shall only have the right to receive from the Company those payments that are specified under this Agreement. Except as provided in Sections 8(a) and (b) above, no asset used or acquired by the Company in connection with its obligations and liabilities hereunder shall be deemed to be held under any trust for the benefit of Employee or his Beneficiary, nor shall any such asset be considered as security for the performance of the obligations and liabilities of the Company hereunder.

9.            Employment Rights.  This Agreement shall not itself be deemed to constitute a contract of employment between the Company and Employee, and shall not create any rights in Employee to continue in the Company’s employ for any specific period of time or any other rights in Employee or obligations on the part of the Company, except as are expressly set forth herein. No provision hereof shall restrict the right of the Company to discharge Employee or restrict the right of Employee to terminate his employment with the Company.

10.            Nonalienation of Benefits.  No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of Employee or his Beneficiary.  Notwithstanding the foregoing, the Company shall have the right, exercisable solely in its discretion, to offset against any benefits payable hereunder, at the time same become payable to Employee (or to his Beneficiary in the event of his death), any then existing indebtedness of any kind of Employee to the Company, whether or not such indebtedness is otherwise deemed due and payable. This right of offset shall be void and of no effect in the event of a Change in Control, in which event the Company shall pay to Employee (or his Beneficiary, as applicable) all of the benefits due and owing under this Agreement, but without prejudice to the right of the Company to take separate action to collect payment of any indebtedness owed by Employee to the Company.

11.            Agreement Binding on Successors. This Agreement is solely between the Company and Employee, and Employee and his Beneficiary shall have recourse only against the Company and its successors and assigns for enforcement hereof (together with rights against and with respect to the rabbi trust, if any, established pursuant to Section 8(a) or (b) hereof). This Agreement will be binding upon Employee’s Beneficiary, heirs and personal representatives and upon the successors and assigns of the Company. Any person or business entity succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets or otherwise, shall be bound by and shall adopt and assume this Agreement (which assumption shall not negate the obligation of the Company to immediately fund its obligations hereunder in the event of a Change in Control, as provided in Section 8(b) hereof), and the Company shall obtain the express assumption of this Agreement by any such successor and provide evidence of same to Employee.

12.            Claims Manager and Claims Procedure.

(a)            General Claims Procedure.  Benefits shall be paid in accordance with the provisions of this Agreement. The Claims Manager shall be the Company’s representative for purposes of making all determinations as to the right of Employee or any other person to a benefit under this Agreement, and any requests for such a benefit must be made in a writing delivered to the Claims Manager. If such a request is wholly or partially denied, notice of the decision shall be delivered to the claiming person no later than 45 days after the receipt of the request by the Claims Manager. Such a notice of denial shall include the following:

(i)            The specific reason or reasons for such denial;

(ii)            The specific reference to pertinent provisions of this Agreement on which the denial is based;

        (iii)            A description of any additional material or information necessary for the claimant to submit in order to perfect the claim and an explanation of why such material or information is necessary;

(iv)            A description of this Agreement’s claim review procedure; and

(v)            A statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following an adverse determination on review.

(b)            General Claim Review Procedure.  The claim review procedure is available upon written request by the claimant to the Claims Manager within 60 days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and Company data and submit issues and comments in writing to the Claims Manager. The decision on review will be in writing and written in a manner calculated to be understood by the claimant, will be made within 30 days after receipt of the request for review (unless special circumstances warrant an extension of time not to exceed an additional 30 days), and will include specific reasons for the decision with references to the specific Agreement provisions on which the decision is based.

(c)            Claims Based on Determination of Disability.

        (i)            Disability Claims Procedure.  Notwithstanding anything herein to the contrary, with respect to a claim for benefits under this Agreement based on Disability (other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by the Company), the Claims Manager shall furnish to the claimant written notice of the disposition of a claim within 45 days after the application therefore is submitted; provided, if matters beyond the control of the Claims Manager require an extension of time for processing the claim, the Claims Manager shall furnish written notice of the extension to the claimant prior to the end of the initial 45-day period; and, provided further, if matters beyond the control of the Claims Manager require an additional extension of time for processing the claim, the Claims Manager shall furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension shall not exceed an additional, consecutive 30-day period.  Notice of any extension under this Section 12(c)(i) shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.  In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of this Agreement, explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

        (ii)            Disability Claim Review Procedure. With respect to an appeal of a denial of benefits under this Agreement based on Disability (other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by the Company), the claimant or his duly authorized representative may review pertinent documents related to this Agreement and in the Claims Manager’s possession in order to prepare the appeal.  The form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Claims Manager not later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (i) hereof.  The Claims Manager’s decision shall be made within 45 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Claims Manager shall furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension shall not exceed one additional 45-day period.  The Claims Manager’s review shall not afford deference to the initial adverse benefit determination and shall be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  If unfavorable, the notice of decision shall explain the reason or reasons for denial, indicate the provisions of this Agreement or other documents used to arrive at the decision, state the claimant’s right to bring a civil action under ERISA Section 502(a), and identify all medical or vocational experts whose advice was obtained by the deciding Claims Manager in connection with a claimant’s adverse benefit determination.

13.            General Provisions.

(a)            Notices.  Except as may be otherwise specified herein, all notices, consents and other communications required or authorized to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given or submitted (i) upon actual receipt if delivered in person or by facsimile transmission with receipt confirmation, (ii) upon the earlier of actual receipt or the expiration of two business days after sending by express courier (such as UPS or Federal Express), and (iii) upon the earlier of actual receipt or the expiration of seven days after mailing if sent by registered or certified express mail, postage prepaid, to the parties at the following addresses:

To the Company:	Interface, Inc.
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339
Fax No.: _____________
Attn: ________________

With a copy to:	Interface, Inc.
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339
Fax No.: 770-319-6270
Attn: General Counsel

To Employee:	_______________________
at the last address and fax number
shown on the records of the Company

Employee shall be responsible for providing the Company with a current address.  Either party may change its address (and facsimile number) for purposes of notices under this Agreement by providing notice to the other party in the manner set forth above.

(b)            Entire Agreement; Governing Law.  This Agreement contains the entire agreement between the parties hereto relating to the matters provided herein, and no representation or warranty not expressly contained or incorporated by reference herein is made by either party. This Agreement shall not be modified or amended in any manner except by an instrument in writing executed by the parties or their respective successors in interest, which makes specific reference to this Agreement and the fact that it is modifying or amending this Agreement. To the extent not controlled by the terms of ERISA, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia (without regard to rules relating to the conflict of laws). The provisions of this Agreement are severable, and the validity or invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

(c)            Affiliates.  For purposes of this Agreement, Employee shall be considered as being employed by the Company if he is employed by any corporation owned or controlled by the Company (such as a subsidiary, or a subsidiary of a subsidiary) or a corporation which is a successor of the Company.

(d)            Code Section 409A.  This Agreement is intended to comply with the requirements of Code Section 409A and shall be construed accordingly.  Any payments or distributions to be made to Employee under this Agreement upon a separation from service of amounts classified as “nonqualified deferred compensation” for purposes of Code Section 409A, and not exempt from Code Section 409A, shall in no event be made or commence until six  months after Employee’s Separation from Service.  Any reference to a payment being exempt (or not exempt) from Code Section 409A refers to any applicable exemption available under Section 409A, including, without limitation, the short-term deferral rule and severance pay exemptions as provided in Code Section 409A and the Treasury Regulations.  Each payment of nonqualified deferred compensation under this Agreement shall be treated as a separate payment for purposes of Code Section 409A.  Where this Agreement provides that a payment will be made upon a specified date or during a specified period, such date or period, as required by Code Section 409A, but in no way to detract from or excuse payment deadlines set forth in the operative provisions above in this Agreement, will be the Code Section 409A “payment date” or “payment period”, and actual payment shall in no event be made later than the latest date permitted under Code Section 409A and the regulations thereunder (generally, by the later of the end of the calendar year in which the payment date falls, or the fifteenth day of the third calendar month after the payment date occurs).  To the extent that any payments made pursuant to this Agreement are reimbursements exempt from Code Section 409A, the amount of such payments during any calendar year shall not affect the benefits provided in any other calendar year, and the right to any such payments shall not be subject to liquidation or exchange for another benefit or payment.  As required by Code Section 409A, but in no way to detract from or excuse the payment deadlines set forth in the operative provisions above in this Agreement, the payment date for any reimbursements shall in no event be later than the last day of the calendar year immediately following the calendar year in which the reimbursed expense was incurred.

IN WITNESS WHEREOF, the individual party has executed this Agreement, and the corporate party has caused this Agreement to be executed by its duly authorized officers, as of the date first written above.

INTERFACE, INC.

By:
[name]
[title]

Attest:
[name]
[title]

EMPLOYEE:

[name]

SCHEDULE A

SCHEDULE OF BENEFIT AMOUNTS

Salary Continuation Payments

A monthly payment equivalent to the amount which is 1/12th of 50% of the average Annual Compensation paid by the Company for the four individual calendar years of Employee’s highest compensation during the last eight full calendar years of Employee’s employment with the Company ending on or prior to the effective date of Employee’s retirement. (For the avoidance of doubt, in the event the Company terminates Employee’s employment without Cause, the benefit payable hereunder shall be based on the four years of highest compensation during the last eight full calendar years preceding the date of termination.)

Death Benefit

A monthly payment equivalent to the amount which is 1/12th of 50% of the average Annual Compensation paid by the Company for the four individual calendar years of Employee’s highest compensation during the last eight full calendar years of Employee’s employment with the Company ending on or prior to the date of Employee’s death. (For the avoidance of doubt, in the event the Company terminates Employee’s employment without Cause prior to Employee’s death, the benefit payable hereunder shall be based on the four years of highest compensation during the last eight full calendar years preceding the date of termination).

Monthly Disability Benefit

Employee’s monthly disability payment shall be that percentage of his compensation at the time of commencement of Disability which, combined with all other Company-sponsored disability security payments (excluding Social Security) then being paid to Employee (or to which he is entitled), equals 66⅔% of the compensation payable by the Company to Employee at the commencement of such Disability. For purposes of this section, “compensation” shall have the same meaning as in the Company’s disability insurance policy covering Employee at the time his Disability commenced (provided that such policy definition includes Employee’s full base salary and either (i) the current year or prior year bonus paid to Employee or (ii) an average of prior years’ bonuses paid to Employee), and if no such policy is then in effect or in the event the Company has terminated Employee’s employment without Cause prior to such Disability, shall be construed to be average Annual Compensation as described for the salary continuation and death benefits above (i.e., average of four years of highest compensation during the last eight full calendar years of employment).

Change in Control

Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, the benefits described in this Schedule A are subject to certain protections and enhancements as described in, inter alia, Sections 1(d), 6(c), 8(b) and 10 of the Agreement.

SCHEDULE B

BENEFICIARY DESIGNATION FORM

Effective Date:_____________________

A.            EMPLOYEE INFORMATION

NAME:                       _______________________________________________________

ADDRESS:                                 _______________________________________________________

_______________________________________________________

SOCIAL SECURITY NO.:                                                                 ___________________________________________

B.            BENEFICIARY DESIGNATION

I hereby revoke all previously designated beneficiaries, if any, and hereby direct that, upon my death, any death benefit payable under the Salary Continuation Agreement between Interface, Inc. and me, dated as of January 1, 2008, to my survivor(s), shall be paid to the following person (persons) as my primary or secondary beneficiary (beneficiaries) in the following proportions:

Primary Beneficiary(ies) Name and Address	Relationship	Social Security #	Percentage

If no primary beneficiary shall survive me, I hereby designate the following as my secondary beneficiary (beneficiaries):

Secondary Beneficiary(ies) Name and Address	Relationship	Social Security #	Percentage

C.            SIGNATURE OF EMPLOYEE

I hereby acknowledge that I have read the instructions attached to this form and that all of the information I have provided on this form is true to the best of my knowledge and correctly indicates my wishes.

________________________________
(Employee’s Signature)

________________________________
(Date)

INSTRUCTIONS

BE SURE THAT YOU READ THESE INSTRUCTIONS BEFORE COMPLETING THIS BENEFICIARY DESIGNATION FORM.

GENERAL INSTRUCTIONS

Under the terms of the Salary Continuation Agreement, you have the right to designate the person or persons who will be your beneficiary and receive your death benefit. To designate one or more beneficiaries, you should complete this form.  You may also designate your estate as the beneficiary.

EMPLOYEE INFORMATION

Fill in the requested information completely and accurately.

BENEFICIARY DESIGNATION

You may appoint one or more primary beneficiaries and one or more secondary beneficiaries. A secondary beneficiary will only receive your unpaid death benefit if your primary beneficiaries do not survive you. If you designate two or more primary beneficiaries and one of the primary beneficiaries does not survive you, the remaining primary beneficiary or beneficiaries will receive your unpaid death benefit. The secondary beneficiary will only receive benefits if no primary beneficiaries are surviving at your death.

You may designate the percentage of your unpaid death benefit each beneficiary should receive. If you do not so indicate, your death benefit will be divided equally among the named beneficiaries.  You are advised to consult with an attorney or estate planning professional in connection with completing this form.

SIGNATURE OF EMPLOYEE

The form will be rejected if you do not sign it.